Exhibit 99.1

Ethan Allen Reports Fiscal 2026 First Quarter Results Highlighted by Positive Demand and Strong Gross Margin Reflecting Commitment to North American Manufacturing; Operating Margin Impacted by Lower Delivered Sales and Increased Marketing; Named America’s #1 Premium Furniture Retailer for 3rd Consecutive Year

DANBURY, CT – October 29, 2025 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design destination, today reported its results for the fiscal 2026 first quarter ended September 30, 2025.

Farooq Kathwari, Ethan Allen’s Chairman, President and CEO commented, “Despite many macroeconomic challenges, we were pleased to deliver retail segment written order growth and a strong gross margin during the just completed first quarter. Our wholesale segment written orders were down 7.1% due to lower U.S. government business. For the quarter ended September 30, 2025, we reported consolidated net sales of $147.0 million, gross margin of 61.4%, adjusted operating income of $10.6 million, adjusted operating margin of 7.2% and adjusted diluted EPS of $0.43. Our adjusted operating margin was impacted by lower consolidated net sales, increased promotional activity, additional marketing campaigns and sales of inventory in our retail division to make room for new products. We generated strong operating cash flow of $16.8 million and ended the quarter with total cash and investments of $193.7 million, up $7.3 million from a year ago. We continued our history of returning capital to shareholders by paying $16.4 million in cash dividends, including $6.4 million in special cash dividends. We are also pleased to announce that yesterday our Board approved a regular quarterly cash dividend of $0.39 per share, payable on November 26, 2025.”

“Retail segment written order growth of 5.2% during the quarter reflects the strength of our brand, the loyalty of our clients, and the strong execution by our associates across our enterprise. As we continue to operate our business, including opening new design centers in Colorado Springs, CO, Greater Toronto and the Greater Houston area, we remain focused on five key areas: talent, service, marketing, technology and social responsibility. As the interior design destination, we are building on our reputation for handcrafted quality, our unique blend of personal service combined with technology, and our vision of classic design from a modern perspective.”

“Our vertical integration is a competitive advantage for us. Our North American manufacturing and logistics operations are an integral part of an overall strategy to maximize production efficiencies and maintain this competitive advantage. We’re proud of our ability to manufacture about 75% of our furniture in our own North American facilities. Alongside our U.S. manufacturing facilities in Vermont and North Carolina, we have manufacturing in Mexico and Honduras. It is about partnership, quality, collaboration and purpose. We also have a strong logistics network enabling us to deliver our products with white glove service at one price to our clients throughout North America. We are one team working with one vision.”

“As I’ve said before, crisis creates opportunity. We are working through an operating environment faced with lower consumer confidence, increased tariffs and a challenging housing market. We remain confident in the investments that we are making for the future and the strength of our business model. Our vertical integration, strong talent and robust balance sheet provide a solid foundation and position us well. We are very proud to have recently been named as America’s #1 Premium Furniture Retailer for the third consecutive year. We look forward to continuing our progress and remain cautiously optimistic,” concluded Mr. Kathwari.

FISCAL 2026 FIRST QUARTER HIGHLIGHTS*

●	Consolidated net sales of $147.0 million; prior year $154.3 million
-	Retail net sales of $128.6 million; prior year $132.8 million
-	Wholesale net sales of $87.0 million; prior year $86.1 million
●	Written orders
-	Retail segment written orders increased 5.2%
-	Wholesale segment written orders lower by 7.1%

●	Consolidated gross margin of 61.4%; prior year 60.8%
●	Selling, general and administrative expenses increased 4.8% over last year
●	Increased marketing spend to $5.1 million, up from $3.5 million last year to further the Company’s brand and reach
●	Operating margin of 6.8%; adjusted operating margin of 7.2%; adjusted prior year 11.5%
●	Diluted EPS of $0.41; adjusted diluted EPS of $0.43; adjusted prior year $0.58
●	Generated $16.8 million in cash from operating activities; prior year $15.1 million
●	Paid total cash dividends of $16.4 million in August 2025, including a $0.25 per share special cash dividend and a regular quarterly cash dividend of $0.39 per share
●	Capital expenditures were $2.4 million; $3.6 million a year ago
●	Ended the quarter with $193.7 million in total cash and investments; no outstanding debt
●	Reduced inventory carrying levels to $139.9 million at September 30, 2025, down 2.3% from a year ago
●	Ended the quarter with 3,189 associates; 4.7% fewer than a year ago and 31.3% less than September 2019
●	For the third year in a row Ethan Allen was named America’s #1 Premium Furniture Retailer
●

New design centers in Colorado Springs, CO, Concord, Ontario (suburb of Toronto) and Webster, TX (suburb of Houston) were opened during the quarter; ended the first quarter with 173 retail design centers in North America, including 143 Company-operated and 30 independently owned and operated; there are also Ethan Allen design centers outside of North America

●

Recently held the Company’s annual convention at its headquarters and livestreamed across the world; under the theme of Always Moving Forward, the program honored Ethan Allen’s history, reviewed initiatives in manufacturing, logistics, technology, marketing and retail, and celebrated interior designers both for achievement in written sales and design excellence

* See reconciliation of GAAP to adjusted key financial measures in the back of this release; comparisons are to the fiscal 2025 first quarter

KEY FINANCIAL MEASURES*

(Unaudited)
(In thousands, except per share data)
	Three months ended
	September 30,
	2025	2024
Net sales	$146,984	$154,337
Gross profit	$90,198	$93,869
Gross margin	61.4%	60.8%
GAAP operating income	$9,967	$17,565
Adjusted operating income*	$10,571	$17,797
GAAP operating margin	6.8%	11.4%
Adjusted operating margin*	7.2%	11.5%
GAAP net income	$10,451	$14,719
Adjusted net income*	$10,902	$14,892
GAAP diluted EPS	$0.41	$0.57
Adjusted diluted EPS*	$0.43	$0.58
Cash flows from operating activities	$16,832	$15,080

* See reconciliation of GAAP to adjusted key financial measures in the back of this release

BALANCE SHEET and CASH FLOW

Cash and investments totaled $193.7 million at September 30, 2025 compared with $196.2 million at June 30, 2025. The decrease during the quarter was due to $16.4 million in cash dividends paid and capital expenditures of $2.4 million, partially offset by $16.8 million in cash generated from operating activities.

Cash from operating activities totaled $16.8 million during the first quarter of fiscal 2026, an increase from $15.1 million in the prior year period due to improved working capital. Positive changes in working capital reflect lower inventory carrying levels, higher customer deposits and a decrease in accounts receivable from lower contract sales partially offset by an increase in prepaid expenses.

Cash dividends paid were $16.4 million, which included a special cash dividend of $6.4 million, or $0.25 per share, and regular quarterly cash dividends totaling $10.0 million, or $0.39 per share.

Inventories, net totaled $139.9 million at September 30, 2025, a decrease of $1.0 million since June 30, 2025. Inventory balances declined from higher clearance sales to offset new product introductions.

Customer deposits from undelivered written orders totaled $77.2 million at September 30, 2025, up from $75.1 million at June 30, 2025 as incoming retail written order growth outpaced delivered sales. Wholesale backlog was $53.5 million at September 30, 2025, an increase of $4.7 million during the quarter due to timing of incoming contract orders.

No debt outstanding at September 30, 2025.

DIVIDENDS

On July 29, 2025, the Company’s Board of Directors declared a $0.25 per share special cash dividend and a regular quarterly cash dividend of $0.39 per share, which were both paid on August 28, 2025. Ethan Allen has a long history of paying dividends to its shareholders and this marks the sixth consecutive fiscal year in which the Company paid a special cash dividend.

More recently, on October 28, 2025, the Board of Directors declared a $0.39 per share regular quarterly cash dividend, payable on November 26, 2025 to shareholders of record as of November 12, 2025.

CONFERENCE CALL

Ethan Allen will host a conference call today, October 29, 2025, at 5:00 p.m. Eastern Time to discuss these results. The conference call will be webcast live from the Company’s Investor Relations website at https://ir.ethanallen.com.

The following information is provided for those who would like to participate in the live conference call:

●	U.S. Participants (Toll-Free):	877-705-2976
●	International Participants:	201-689-8798
●	Conference ID:	13755472

For those unable to listen live, an archived recording of the call will be available on the Company’s website referenced above for up to six months. A telephone replay will also be available for one month following the call.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE:ETD), named America’s #1 Premium Furniture Retailer by Newsweek for three consecutive years, is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow Ethan Allen on Facebook, Instagram, and LinkedIn.

Investor Relations Contact:

Matt McNulty
Senior Vice President, Chief Financial Officer and Treasurer
IR@ethanallen.com

ABOUT NON-GAAP FINANCIAL MEASURES

This release is intended to supplement, rather than to supersede, the Company's consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). In this release the Company has included financial measures that are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS (collectively “non-GAAP financial measures”). The Company computes these non-GAAP financial measures by adjusting the comparable GAAP measure to remove the impact of certain charges and gains and the related tax effect of these adjustments. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, or superior to, the financial performance measures prepared in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. A reconciliation of these non-GAAP financial measures to the most directly comparable financial measure reported in accordance with GAAP is provided at the end of this release.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, forward-looking statements represent management’s beliefs and assumptions concerning current expectations, projections or trends relating to results of operations, financial results, financial condition, strategic initiatives, expenses, dividends, share repurchases, liquidity, use of cash and cash requirements, investments, future economic indicators, business conditions and industry performance. Such forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “continue,” “may,” “will,” “short-term,” “target,” “outlook,” “forecast,” “future,” “strategy,” “opportunity,” “would,” “guidance,” “non-recurring,” “one-time,” “unusual,” “should,” “likely,” “pandemic,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The Company derives many of its forward-looking statements from operating budgets and forecasts, which are based upon detailed assumptions. While the Company believes that its assumptions are reasonable, it cautions that it is difficult to predict the impact of known factors and it is impossible for the Company to anticipate all factors that could affect actual results and matters that are identified as “short-term,” “non-recurring,” “unusual,” “one-time,” or other words and terms of similar meaning may in fact recur in one or more future financial reporting periods.

Forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that are expected. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2025 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC's website at www.sec.gov.

All forward-looking statements attributable to the Company, or persons acting on its behalf, are expressly qualified in their entirety by these cautionary statements, as well as other cautionary statements. A reader should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond the Company’s ability to control or predict. The Company is including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Ethan Allen Interiors Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited)
(In thousands, except per share data)
	Three months ended September 30,
	2025	2024
Net sales	$146,984	$154,337
Cost of sales	56,786	60,468
Gross profit	90,198	93,869
Selling, general and administrative expenses	79,697	76,072
Restructuring and other charges, net of gains	534	232
Operating income	9,967	17,565
Interest and other income, net	4,098	2,198
Interest and other financing costs	59	60
Income before income taxes	14,006	19,703
Income tax expense	3,555	4,984
Net income	$10,451	$14,719

Net income per diluted share	$0.41	$0.57
Diluted weighted average common shares	25,619	25,618

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)
	September 30,	June 30,
	2025	2025
ASSETS
Current assets
Cash and cash equivalents	$73,648	$76,178
Investments, short-term	49,985	59,955
Accounts receivable, net	5,692	6,066
Inventories, net	139,921	140,893
Prepaid expenses and other current assets	30,094	26,841
Total current assets	299,340	309,933

Property, plant and equipment, net	208,458	210,238
Goodwill	25,388	25,388
Intangible assets	19,740	19,740
Operating lease right-of-use assets	111,585	109,173
Deferred income taxes	364	369
Investments, long-term	70,045	60,030
Other assets	2,186	2,228
Total ASSETS	$737,106	$737,099

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$25,303	$22,137
Customer deposits	77,171	75,068
Accrued compensation and benefits	21,153	23,625
Current operating lease liabilities	26,873	27,403
Other current liabilities	7,044	4,618
Total current liabilities	157,544	152,851

Operating lease liabilities, long-term	98,494	96,263
Deferred income taxes	2,178	2,054
Other long-term liabilities	3,501	3,662
Total LIABILITIES	261,717	254,830

Shareholders’ equity
Ethan Allen Interiors Inc. shareholders’ equity	475,476	482,355
Noncontrolling interests	(87)	(86)
Total SHAREHOLDERS’ EQUITY	475,389	482,269
Total LIABILITIES AND SHAREHOLDERS’ EQUITY	$737,106	$737,099

Reconciliation of Non-GAAP Financial Measures

To supplement the financial measures prepared in accordance with GAAP, the Company uses non-GAAP financial measures, including adjusted operating income and margin, adjusted net income and adjusted diluted EPS. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in tables below.

These non-GAAP measures are derived from the consolidated financial statements but are not presented in accordance with GAAP. The Company believes these non-GAAP measures provide a meaningful comparison of its results to others in its industry and prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, its financial performance measures prepared in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company does, limiting the usefulness of those measures for comparative purposes. Despite the limitations of these non-GAAP financial measures, the Company believes these adjusted financial measures and the information they provide are useful in viewing its performance using the same tools that management uses to assess progress in achieving its goals. Adjusted measures may also facilitate comparisons to historical performance.

The following tables provide a reconciliation of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures:

(Unaudited)
(In thousands, except per share data)	Three months ended
	September 30,
	2025	2024	% Change
Consolidated Adjusted Operating Income / Operating Margin
GAAP Operating income	$9,967	$17,565	(43.3%	)
Adjustments (pre-tax)*	604	232
Adjusted operating income*	$10,571	$17,797	(40.6%	)

Consolidated Net sales	$146,984	$154,337	(4.8%	)
GAAP Operating margin	6.8%	11.4%
Adjusted operating margin*	7.2%	11.5%

Consolidated Adjusted Net Income / Adjusted Diluted EPS
GAAP Net income	$10,451	$14,719	(29.0%	)
Adjustments, net of tax*	451	173
Adjusted net income	$10,902	$14,892	(26.8%	)
Diluted weighted average common shares	25,619	25,618
GAAP Diluted EPS	$0.41	$0.57	(28.1%	)
Adjusted diluted EPS*	$0.43	$0.58	(25.9%	)

* Adjustments to reported GAAP financial measures including operating income and margin, net income and diluted EPS have been adjusted by the following:

(Unaudited)	Three months ended
(In thousands)	September 30,
	2025	2024
Lease exit costs	$550	$-
Severance and other charges	(16)	232
Other non-restructuring charges	70	-
Adjustments to operating income	$604	$232
Related income tax effects on non-recurring items(1)	(153)	(59)
Adjustments to net income	$451	$173

(1)  Calculated using the marginal tax rate for each period presented.